UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

HATTERAS GLOBAL PRIVATE EQUITY PARTNERS INSTITUTIONAL, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Hatteras Core Alternatives Fund, L.P.

Hatteras Core Alternatives TEI Fund, L.P.

Hatteras Core Alternatives Institutional Fund, L.P.

Hatteras Core Alternatives TEI Institutional Fund, L.P.

Hatteras Global Private Equity Partners Institutional, LLC

Hatteras VC Co-Investment Fund II, LLC

January 22, 2016

RE: Adjourned Special Meeting

Dear Shareholder:

We are almost there, but we need your help.  The Hatteras special meeting has been adjourned until February 18th to provide shareholders who have not yet cast their important proxy vote with additional time to do so.  As of today, votes cast have been overwhelmingly in favor the proposals.  However, we need additional proxy participation to achieve the required quorum of shares and proceed with the business of the Funds.

It is critical that we receive your proxy vote by February 18th.  Please help us to avoid further delay and cost by taking a moment to cast your vote today.

We value your time and have set up convenient voting options.  After careful consideration, the Funds’ Boards of Managers unanimously recommend that shareholders vote “FOR” the proposals listed in both the proxy statements and on the enclosed copy of your proxy card(s).  Thank you in advance to your attention to this important matter.

Sincerely,

David Perkins

CEO, Hatteras Funds

If you would like another copy of the proxy statement or have proxy-related questions, please call 1-866-342-8763 for assistance. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

1.              Vote with a Telephone Voting Representative.  You may cast your vote by telephone with a proxy representative by calling toll-free 1-866-342-8763.  Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

2.              Vote by Touch-tone Phone.  You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

3.              Vote via the Internet.  You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

4.              Vote by Mail.  You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.  If convenient for you, PLEASE utilize one of the first three options above to insure that your response is received in time for the adjourned special meeting on February 18th.

6601 SIX FORKS ROAD • SUITE 340 • RALEIGH, NORTH CAROLINA 27615